EXHIBIT 5.2
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               CALGARY o MONTREAL 0 OTTAWA o TORONTO o VANCOUVER


                                                       Borden Ladner Gervais LLP
                                            Lawyers o Patent & Trade-mark Agents
                                                             1000 Canterra Tower
                                                           400 Third Avenue S.W.
                                               Calgary, Alberta, Canada  T2P 4H2
                                     tel.: (403) 232-9500   fax.: (403) 266-1395
                                                               www.blgcanada.com


                                                               DANIEL G. KOLIBAR
                                                     direct tel.: (403) 232-9559
                                                  e-mail: dkolibar@blgcanada.com
                                                         file no:  400069-000138



[GRAPHIC OMITTED]
[LOGO - BORDEN
LADNER GERVAIS]

BORDEN
LADNER
GERVAIS         May 17, 2004



RE:      PRECISION DRILLING CORPORATION - SHORT FORM BASE PROSPECTUS

We refer to the short form base shelf prospectus of Precision Drilling Corporation (the "Corporation") dated May 17, 2004 (the "Prospectus") forming part of a Registration Statement on Form F-10 relating to an offering (the "Offering") by the Corporation to purchasers in Canada and the United States of America of debt securities and common shares.

We hereby consent to being named in the Prospectus as counsel to the Corporation under the heading "Legal Matters". We also consent to the reference to our opinion under the heading "Description of Debt Securities - Enforceability of Judgments" in the Prospectus.

We have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from our opinion referred to above or that are within our knowledge as a result of our preparation of such opinion.

Yours truly,

BORDEN LADNER GERVAIS LLP


/s/ BORDEN LADNER GERVAIS LLP




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